Exhibit 5.1

Opinion of Hunton & Williams LLP

[Letterhead of Hunton & Williams LLP]

June 3, 2005

Board of Directors

Alliance One International, Inc.

512 Bridge Street

Danville, Virginia 24541

Alliance One International, Inc.

Registration Statement on Form S-8 Relating to the

Standard Commercial Corporation Performance Improvement Compensation Plan and the

Standard Commercial Corporation 2001 Performance Improvement Compensation Plan

Gentlemen:

We have acted as counsel for Alliance One International, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on or about June 3, 2005, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 774,021 shares of the Company’s common stock, no par value per share (the “Shares”), issuable pursuant to the Standard Commercial Corporation Performance Improvement Compensation Plan and the Standard Commercial Corporation 2001 Performance Improvement Compensation Plan (collectively, the “Plans”), as referenced in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of the Plans and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized and, when issued in accordance with the terms of the Plans will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP